UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 5, 2005
(Date of Earliest Event Reported)

WHO’S YOUR DADDY, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3131 Camino del Rio North, Suite 1650, San Diego, CA 92108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 284-4807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

          Effective as of October 5, 2005, Who’s Your Daddy, Inc. (the “Company”) entered into an agreement (the “New Agreement”) with AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC (collectively, the “AJW Entities”) whereby the Company in effect amended its agreement dated April 29, 2005 (the “Original Agreement”). The New Agreement provides for the Company to limit the investment by the AJW Entities to $1,750,000 in Convertible Notes as opposed to the $4,000,000 in the Original Agreement and the amount of warrants to 50,000. The New Agreement further provides that the Company will have the right to repay the Notes by paying an aggregate of $2,450,000 in 18 equal monthly payments. Provided that such payments are made the AJW Entities have agreed not to convert any of the notes or exercise any of the Warrants during the eighteen-month period. As part of the Agreement, the AJW Entities will advance the Company an additional $500,000 after the Company files its registration statement. For the complete terms please see the Amended Agreement filed as an Exhibit to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

2.1	Amended Agreement between the Company and the AJW Entities dated October 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

WHO’S YOUR DADDY, INC.

/s/ Dan Fleyshman
Dan Fleyshman
President

October 7, 2005